Exhibit 99.2

PRELIMINARY COPY

MWV

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on [ ], 2015.

Vote by Internet

- Go to **www.investorvote.com/MWV**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the following proposals:

	For	Against	Abstain
1. A proposal to approve the adoption of the Second Amended and Restated Business Combination Agreement, dated as of April 17, 2015 (as it may be further amended from time to time), between MeadWestvaco Corporation, Rock-Tenn Company, Rome-Milan Holdings, Inc., Rome Merger Sub, Inc. and Milan Merger Sub, LLC (the “MWV merger proposal”).	☐	☐	☐
2. A proposal to adjourn the MWV special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MWV merger proposal.	☐	☐	☐
3. A non-binding, advisory proposal to approve the compensation that may become payable to MWV’s named executive officers in connection with the consummation of the transaction.	☐	☐	☐

The proxies or, in the case of the MeadWestvaco Corporation Savings Plans, the Trustee, are directed to vote as specified above and in their discretion on any matters properly coming before the meeting and any adjournment thereof. If no direction is made, the proxies will vote **FOR** each of the proposals above and the Trustee will vote the shares as directed by the MeadWestvaco Corporation Benefit Plans Investment Policy Committee or its designee. Please date, sign and return this proxy promptly. Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title should be stated.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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PRELIMINARY COPY You can view the Annual Report and Proxy Statement on the Internet at www.meadwestvaco.com/proxymaterialsq IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy — MeadWestvaco CorporationMEADWESTVACO CORPORATION SPECIAL MEETING OF MEADWESTVACO STOCKHOLDERS, [ ], 2015The undersigned holder(s) of Common Stock of MEADWESTVACO CORPORATION, a Delaware corporation (hereinafter referred to as the “company”), hereby appoints Wendell L. Willkie, II, and John J. Carrara (the “Proxies”) and either of them, attorneys of the undersigned, each with power of substitution, to vote all of the Common Stock of the undersigned entitled to vote at the Special Meeting of MeadWestvaco Stockholders to be held at the MeadWestvaco Corporate Headquarters, 501 South 5th Street, Richmond, Virginia 23219, on [ ], [ ], 2015 and at any and all adjournments or postponements of such meeting, upon the matters set forth on the reverse side hereof, and the Proxies are authorized to vote in their discretion, upon such other business as may properly come before the meeting.This proxy is solicited on behalf of the Board of Directors of the company.This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.For participants in the MeadWestvaco Corporation Savings Plans: As to those shares of Common Stock of MeadWestvaco Corporation that are held for me in the aforementioned Plans, by signing this card, I instruct the Trustee of such Plans to sign a proxy for me in substantially the form set forth on the reverse side. Voting rights will be exercised by the Trustee as directed. If no instructions are received, the Trustee shall vote the shares as directed by MeadWestvaco Corporation Benefit Plans Investment Policy Committee or its designee.CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE.